UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 19, 2012

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                                15212-5851
(Address of principal executive offices)                                                                                                (Zip Code)

Registrant's telephone number, including area code:                                                                                     (412) 442-8200

Item 7.01 Regulation FD Disclosure

Matthews International Corporation today announced that the Company has signed a definitive agreement for the purchase of Wetzel Holding AG, Wetzel GmbH and certain related affiliates (collectively “Wetzel”).  Wetzel is a leading European provider of pre-press services and gravure printing forms.  Wetzel is headquartered in Muenchenstein/BL, Switzerland and has its principal manufacturing operations in Germany and Poland.  Its products and services are sold primary within Europe.  The acquisition is designed to expand Matthews' products and services in the global graphics imaging market.

The purchase price for Wetzel will be will be approximately €42.5 million on a cash-free, debt-free basis plus potential additional consideration up to €2.2 million based upon operating results.  The transaction is subject to regulatory approval in Germany and is expected to close during Matthews’ 2013 first quarter.  Wetzel reported sales of approximately €44.4 million in fiscal 2011 and has approximately 400 employees.

Item 9.01  Financial Statements and Exhibits

99.1	Press Release, dated September 19, 2012, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date:  September 19, 2012